UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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EDGEWISE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About Us

Edgewise Therapeutics is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe, rare neuromuscular and cardiac disorders for which there is significant unmet medical need. Guided by its holistic drug discovery approach to targeting the muscle as an organ, Edgewise has combined its foundational expertise in muscle biology and small molecule engineering to build its proprietary, muscle-focused drug discovery platform. Edgewise’s platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue.

PATIENTS FIRST

At Edgewise, we know that patients and their families are at the core of everything we do. As we develop our science and potential treatments, Edgewise’s promise to patients and their families is to:

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put the best interest of patients first;
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work with uncompromising standards in all we do;
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listen to the communities that we work in and be transparent in our communications; and
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recognize that for rare disease patients, every day is a day too late and work with a sense of urgency.

OUR VISION

Our vision is to improve the lives of patients and families suffering from rare muscle disorders by building the world’s leading muscle-focused, precision medicine company. Key components of our strategy to achieve this vision include:

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Engaging comprehensively with patients and their families and physicians to develop trusted relationships, transparent communications, and become a leader in the muscular dystrophy stakeholder community;
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Leveraging clinical and regulatory precedents and our extensive experience in rare diseases to rapidly advance EDG-5506 through clinical development in Duchenne muscular dystrophy, Becker muscular dystrophy and other muscle diseases;
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Investing in our precision medicine drug discovery platform to fuel the development of novel targeted therapies to expand our pipeline into other related muscle disorders;
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Integrating our scientific expertise, development capabilities and growing network of patient advocacy groups and collaborators to develop novel therapies addressing muscle diseases with the highest unmet need; and
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Opportunistically evaluating strategic collaborations and asset acquisition opportunities to accelerate development and commercialization timelines as well as potentially expanding our pipeline within our core therapeutic areas.

Notice of Annual Meeting of Stockholders

DATE AND TIME	IN-PERSON MEETING	RECORD DATE
June 23, 2022 at 11:00 am Mountain Daylight Time	This year’s meeting will be held in-person at: 1881 9th Street Ste 110, Boulder, CO 80302	April 27, 2022

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect the directors named in the attached Proxy Statement to serve until the 2025 Annual Meeting of Stockholders	FOR the election of Kenneth Harrison, Ph.D. and Alan Russell, Ph.D.
Proposal No. 2: Ratify the selection of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR the ratification of KPMG LLP

Stockholders will also consider such other business as may come properly be presented before the Annual Meeting or any adjournment thereof.

This notice, proxy statement and voting instructions are being mailed to stockholders on or about May 2, 2022.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the live in-person meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE IN-PERSON MEETING
Visit the web site listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting at 1881 9th Street Ste 110, Boulder, Colorado 80302

John R. Moore
General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2022. Our Proxy Statement and Annual Report are available online at investors.edgewisetx.com.

Proxy Summary

ABOUT THE MEETING

SDAQ
DATE AND TIME June 23, 2022 at 11:00 am MDT IN-PERSON MEETING The Annual Meeting will be held at 1881 9th Street Ste 110, Boulder, Colorado 80302.		RECORD DATE April 27, 2022 STOCK EXCHANGE Edgewise Therapeutics, Inc.’s common stock is listed on Nasdaq under the symbol “EWTX.”
PROXY VOTING

Internet	In-Person Meeting	Phone	Mail
Visit the web site listed on your proxy card	Attend the In-Person Meeting at 1881 9th Street Ste 110, Boulder, Colorado 80302	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors recommends that you vote FOR the election of Kenneth Harrison, Ph.D. and Alan Russell, Ph.D. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The board of directors recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We believe KPMG LLP has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

EDGEWISE THERAPEUTICS	1

CORPORATE GOVERNANCE HIGHLIGHTS

Executive sessions of independent directors at each regularly scheduled board meeting.	Insider Trading Policy prohibits, among other things, hedging.
GOVERNANCE BEST PRACTICES
✓ Annual Board and committee self-assessments enhance performance. ✓ Executive sessions of independent directors at each regularly scheduled board meeting.	✓ Active, year-round stockholder engagement process where we meet with our stockholders and other key stakeholders. ✓ Insider Trading Policy prohibits, among other things, hedging.

DIRECTOR NOMINEES

Name and Position	Age	Primary Occupation	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
KENNETH HARRISON, Ph.D. DIRECTOR	42	Novo Ventures (US), Inc., Partner	M	C	M
ALAN RUSSELL, Ph.D. DIRECTOR AND CO-FOUNDER	52	Edgewise Therapeutics, Inc., Chief Scientific Officer

C = Chairperson   I   M = Member

EDGEWISE THERAPEUTICS	2

Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors is committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of the board of directors and management, and improves our standing as a trusted member of the communities we serve.

The following table sets forth the names and positions of our directors and their ages as of April 1, 2022:

			Committee Memberships
			Committee Memberships
Name	Age	Primary or Former Occupation	Audit	Compensation	Nominating & Corporate Governance
PETER THOMPSON, M.D.	62	OrbiMed Advisors LLC, Partner			C
LAURA BREGE	64	BridgeBio Pharma, Inc., Senior Advisor	C	M
BADREDDIN EDRIS, Ph.D.	35	SpringWorks Therapeutics, Inc., Chief Executive Officer		M
KENNETH HARRISON, Ph.D.	42	Novo Ventures (US), Inc., Partner	M	C	M
KEVIN KOCH, Ph.D.	62	Edgewise Therapeutics, Inc., Chief Executive Officer
JONATHAN ROOT, M.D.	62	U.S. Venture Partners, Managing Member	M		M
ALAN RUSSELL, Ph.D.	52	Edgewise Therapeutics, Inc., Chief Scientific Officer

C = Chairperson   I   M = Member

EDGEWISE THERAPEUTICS	3

BOARD DIVERSITY MATRIX (AS OF MAY 2, 2022)

We believe that our board of directors should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below table provides information related to the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

EDGEWISE THERAPEUTICS	4

NOMINEES FOR CLASS I DIRECTOR

Enneth Har
Kenneth Harrison, Ph.D. DIRECTOR	Age: 42 Director since: 2019 Committees: Audit, Compensation (Chairperson), and Nominating & Corporate Governance

Career Highlights

Kenneth Harrison, Ph.D., has served as a member of our board of directors since August 2019. Dr. Harrison was originally recommended for appointment as a director by Novo Holdings A/S, who purchased securities in the Company’s March 2021 public offering. Since 2015, Dr. Harrison has been employed as a partner by Novo Ventures (US), Inc., which provides consulting services to Novo Holdings A/S, an investment firm focused on life sciences and finance. Previously, Dr. Harrison was Senior Market Planning Manager from November 2013 to November 2015 at Genentech, Inc., a research and development biotechnology company. Prior to joining Genentech, Dr. Harrison worked as a management consultant from September 2012 to December 2013 at L.E.K. Consulting LLC, a global management consulting firm. Previously, Dr. Harrison was Entrepreneurship Program Manager from September 2011 to September 2012 at QB3, University of California’s hub for early-stage entrepreneurship in life science, and partner from September 2011 to September 2012 at Mission Bay Capital Management Inc., a venture capital firm. Additionally, Dr. Harrison currently serves on the board of directors of several private companies in the biotechnology industry. Dr. Harrison received a B.Sc. in molecular biology from Texas Tech University, a Ph.D. in pharmacology from Yale University School of Medicine, and was A.P. Giannini Foundation Fellow at the J. David Gladstone Institutes.

We believe Dr. Harrison is qualified to serve on our board of directors because of his financial understanding of the biotechnology industry gained from his investing experience, his experience working in the pharmaceutical industry, and his educational background in the life sciences.

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Alan Russell, Ph.D. DIRECTOR	Age: 52 Director since: 2017

Career Highlights

Alan Russell, Ph.D., co-founded the Company, and has served as a member of our board of directors since August 2017 and as our Chief Scientific Officer since June 2017. Previously, Dr. Russell was Vice President and Head of the Muscle Metabolism Discovery Performance Unit from September 2014 to June 2017 and Director and Head of Biology of the Muscle Metabolism Discovery Performance Unit from March 2010 to September 2014 at GlaxoSmithKline plc, a multinational pharmaceutical company. Prior to joining GlaxoSmithKline, Dr. Russell was Associate Director of Muscle Biology and Therapeutics from February 2002 to February 2010 at Cytokinetics, Inc., a biopharmaceutical company developing treatments for diseases of impaired muscle function. He has been Adjunct Professor in the Department of Integrative Physiology at the University of Colorado Boulder since November 2017. Dr. Russell received a B.Pharm. in pharmacy and pharmacology and a Ph.D. in cell biology and gene therapy from the University of Bath and was Postdoctoral Fellow at the Stanford University School of Medicine.

We believe Dr. Russell is qualified to serve on our board of directors because of the perspective and experience he provides as one of our founders and as our Chief Scientific Officer, his extensive experience in the pharmaceutical sciences as well as his strong scientific knowledge.

EDGEWISE THERAPEUTICS	5

CONTINUING CLASS II DIRECTORS

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Laura A. Brege DIRECTOR	Age: 64 Director since: 2020 Committees: Audit (Chairperson) and Compensation

Career Highlights

Laura A. Brege, has served as a member of our board of directors since December 2020. Currently, Ms. Brege serves as Senior Advisor to BridgeBio Pharma, Inc., a biotechnology company developing medicines for genetic diseases, since April 2018. Prior to BridgeBio, Ms. Brege was Managing Director at Cervantes Life Science Partners, LLC, a health care advisory and consulting company, from September 2015 to June 2018. Previously, Ms. Brege was President and Chief Executive Officer from September 2012 to July 2015 and member of the board from September 2012 to July 2015 at Nodality, Inc., a privately held biotechnology company focused on innovative personalized medicine. Prior to Nodality, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., from June 2006 to December 2011, including Executive Vice President and Chief Operating Officer. Before Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc., a research and development company focused on cardiovascular diseases. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. Ms. Brege currently serves as a member of the boards of directors of ACADIA Pharmaceuticals Inc., a biotechnology company developing treatments for neurological diseases, since May 2008, HLS Therapeutics Inc., a specialty pharmaceutical company, since March 2018, Mirum Pharmaceuticals, Inc., a biotechnology company developing treatments for rare liver diseases, since July 2019, and Pacira BioSciences, Inc., a non-opioid pain management company, since June 2011. She previously served as a member of the board of directors of Portola Pharmaceuticals, Inc., acquired by Alexion Pharmaceuticals, Inc. in July 2020, Aratana Therapeutics, Inc., Delcath Systems, Inc., and Dynavax Technologies Corporation. Ms. Brege received a B.S. in economics and B.B.A. in government from Ohio University and a M.B.A. from the University of Chicago.

We believe Ms. Brege is qualified to serve on our board of directors because of her financial expertise, education and industry background, including her extensive experience as an officer and director of biotechnology companies.

EDGEWISE THERAPEUTICS	6

Badreddin Edris, Ph.D. DIRECTOR AND CO-FOUNDER	Age: 35 Director since: 2021 Committees: Compensation

Career Highlights

Badreddin Edris, Ph.D., has served as a member of our board of directors since February 2021. Dr. Edris co-founded the Company, and has served as our strategic advisor since March 2018 and in an operational role from May 2017 until March 2018. Since January 2021, Dr. Edris has been the Chief Operating Officer of SpringWorks Therapeutics, Inc., a clinical-stage biopharmaceutical company, and was previously the Chief Business Officer of SpringWorks from September 2018 to December 2020. Previously, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, a healthcare investment firm, from June 2014 to November 2018. While at OrbiMed, Dr. Edris also co-founded and held an operating role at Silverback Therapeutics, Inc., an OrbiMed portfolio company, where he was Head of Corporate Development from April 2016 to March 2018 and Chief Business Officer from April 2018 to September 2018. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris received a B.I.S. in microbiology from Weber State University, a M.S. in biology from Stanford University and a Ph.D. in genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow.

We believe Dr. Edris is qualified to serve on our board of directors because of the perspective and experience he provides as a co-founder, his operational experience and his experience in private equity and management consulting in the biotechnology industry.

Jonathan Root, M.D. DIRECTOR	Age: 62 Director since: 2019 Committees: Audit and Nominating & Corporate Governance

Career Highlights

Jonathan Root, M.D., has served as a member of our board of directors since August 2019. Dr. Root has served as the Managing Member of several U.S. Venture Partners’ funds since January 1998. Dr. Root has served as a member of the board of directors of Silverback Therapeutics, Inc. since March 2020 and Inari Medical, Inc., a medical technology company focusing on treatment of large clots, since September 2011. Previously, Dr. Root has served as a board member for OncoMed Pharmaceuticals, Inc., a public pharmaceutical company developing cancer therapeutics, from August 2004 to April 2019 and eFFECTOR Therapeutics, Inc., a public biopharmaceutical company focused on oncology drugs, from April 2014 to February 2022. Additionally, Dr. Root currently serves on the board of directors of several private companies in the healthcare industry. Dr. Root received a A.B. in economics from Dartmouth College, a M.B.A. from Columbia Business School, and a M.D. from the University of Florida College of Medicine.

We believe Dr. Root is qualified to serve on our board of directors because of his medical background, experience working in venture capital, and directorship experience in the healthcare industry.

EDGEWISE THERAPEUTICS	7

CONTINUING CLASS III DIRECTORS

Kevin Koch, Ph.D. DIRECTOR	Age: 61 Director since: 2017

Career Highlights

Kevin Koch, Ph.D., has served as a member of our board of directors since June 2017, as our President and Chief Executive Officer since August 2017 and was our Chief Financial Officer from August 2017 to September 2020. Dr. Koch has served on the board of directors of Terremoto Biosciences, a company discovering and developing drugs for the treatment of cancer, since July 2021, and has been a Venture Partner with OrbiMed Advisors LLC since 2016. Prior to joining OrbiMed, Dr. Koch acted as a consultant in the biotech industry from September 2015 to May 2016. Prior to acting as a consultant, Dr. Koch was Senior Vice President for Drug Discovery (Chemical and Molecular Therapeutics) from December 2013 to September 2015 at Biogen Inc., a biotechnology company developing treatments for neurological diseases. Prior to joining Biogen, Dr. Koch co-founded Array BioPharma Inc., a clinical-stage a pharmaceutical company, in February 1998, was President and Chief Scientific Officer from June 1998 to November 2013, and served on its board of directors from May 1998 to April 2012. Previously, Dr. Koch was Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams from May 1995 to May 1998 at Amgen Inc., a biotechnological company addressing diseases with limited treatment options. From September 1988 until May 1995, Dr. Koch held various positions with Pfizer Central Research, a global pharmaceutical company, including Senior Research Investigator and Project Coordinator for the cellular migration and immunology project teams. Dr. Koch currently serves on the board of directors of Neurogastrx, Inc., a biotechnology company developing drugs for the treatment of gastrointestinal disorders. Dr. Koch previously served as a member of the board of directors of Miragen Therapeutics, Inc., a biotechnology company advancing new treatments for underserved diseases such as thyroid eye disease. Dr. Koch received a B.S. in chemistry and in biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

We believe Dr. Koch is qualified to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer, as well as his extensive experience in venture capital and management in the biotechnology industry.

EDGEWISE THERAPEUTICS	8

Peter Thompson, M.D. CHAIRMAN AND CO-FOUNDER	Age: 62 Director since: 2017 Committees: Nominating & Corporate Governance (Chairperson)

Career Highlights

Peter Thompson, M.D., co-founded the Company and has served as a member of our board of directors since May 2017. He has also served as chairman of our board of directors since August 2017. Dr. Thompson is a Partner at OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he previously served as a Venture Partner since joining in September 2010. Dr. Thompson currently serves on the board of directors of several public companies, including Alpine Immune Sciences, Inc., Corvus Pharmaceuticals, Inc., PMV Pharmaceuticals, Inc., Prevail Therapeutics Inc., and Silverback Therapeutics, Inc. Dr. Thompson has previously served on the board of directors of Adaptimmune Therapeutics PLC, Principia Biopharma Inc., Sierra Oncology, Inc., and Synthorx Inc. Dr. Thompson also currently serves on the board of directors of several private companies. Dr. Thompson has co-founded Silverback Therapeutics, Inc. and Cleave Biosciences Inc. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and is a board-certified internist and oncologist. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.

We believe Dr. Thompson’s experience in management and venture capital in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

EDGEWISE THERAPEUTICS	9

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market LLC (Nasdaq), independent directors must comprise a majority of a listed company’s board of directors within one year of the company’s initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (Exchange Act). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Dr. Thompson, Ms. Brege, Dr. Edris, Dr. Harrison and Dr. Root, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

EDGEWISE THERAPEUTICS	10

BOARD LEADERSHIP STRUCTURE

As a general policy, our board of directors believes that the separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness or our board of directors as a whole. As such, Dr. Koch serves as our President and Chief Executive Officer while Dr. Thompson serves as the Chair of our board of directors but is not an officer. We currently expect and intend the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

BOARD MEETINGS AND COMMITTEES

During our fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served as director. During 2021, the board of directors held 8 meetings.

Our Corporate Governance Guidelines set out that the company encourages, but does not require, our directors to attend the annual meeting of stockholders.

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Laura Brege (Chairperson) Kenneth Harrison, Ph.D. Jonathan Root, M.D.	Kenneth Harrison, Ph.D. (Chairperson) Badreddin Edris, Ph.D. Laura Brege	Peter Thompson, M.D. (Chairperson) Kenneth Harrison, Ph.D. Jonathan Root, M.D.

AUDIT COMMITTEE

MEMBERS	MEETINGS HELD IN 2021: 3
Laura Brege (Chairperson) Kenneth Harrison, Ph.D. Jonathan Root, M.D.

Ms. Brege is an audit committee financial expert, as that term is defined under the U.S. Securities and Exchange Commission (SEC) rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq.

KEY RESPONSIBILITIES
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select and hire the independent registered public accounting firm to audit our financial statements;

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help to ensure the independence and performance of the independent registered public accounting firm;

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approve audit and non-audit services and fees;

EDGEWISE THERAPEUTICS	11

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review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

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prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

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review reports and communications from the independent registered public accounting firm;

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review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

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review our policies on risk assessment and risk management;

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review and monitor conflicts of interest situations, and approve or prohibit any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;

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review related party transactions; and

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establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at investors.edgewisetx.com.

COMPENSATION COMMITTEE

MEMBERS	MEETINGS HELD IN 2021: 3
Kenneth Harrison, Ph.D. (Chairperson) Laura Brege Badreddin Edris, Ph.D.
KEY RESPONSIBILITIES
●
oversee our overall compensation philosophy and compensation policies, plans and benefit programs;
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review and approve compensation for our executive officers and directors;
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prepare the compensation committee report that the SEC will require to be included in our annual proxy statement; and
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administer our equity compensation plans.

Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at investors.edgewisetx.com.

EDGEWISE THERAPEUTICS	12

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

,
MEMBERS	MEETINGS HELD IN 2021: 0
Peter Thompson, M.D. (Chairperson) Kenneth Harrison, Ph.D. Jonathan Root, M.D.
KEY RESPONSIBILITIES
●
identify, evaluate and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
●
consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;
●
review developments in corporate governance practices;
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evaluate the adequacy of our corporate governance practices and reporting; and
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evaluate the performance of our board of directors and of individual directors.

Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at investors.edgewisetx.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

In accordance with the Company’s Corporate Governance Guidelines, in its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and corporate governance committee will consider: (a) the current composition of the board of directors, (b) skills that are complimentary to the board of directors and the respective committees of the board of directors, (c) such factors as character, professional ethics and integrity, judgment, business acumen, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (d) other factors that the nominating and corporate governance committee may consider appropriate. The nominating and corporate governance committee will also consider gender composition requirements imposed by applicable law. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

EDGEWISE THERAPEUTICS	13

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel and Corporate Secretary at Edgewise Therapeutics, Inc., 3415 Colorado Avenue, Boulder, Colorado 80303. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Corporate Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

ONLINE www.lighthouse-services.com/edgewisetx	BY TELEPHONE (855) 222-0628	BY MAIL
3415 Colorado Avenue, Boulder, Colorado 80303

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

CORPORATE GOVERNANCE GUIDELINES

We have Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are available on our website at investors.edgewisetx.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a written code of business conduct and ethics that applies to our directors, officers and employees as well as contractors, consultants and agents. The code of business conduct and ethics is available on our website at investors.edgewisetx.com. We intend to disclose amendments to such code or any waivers of its requirements pursuant to applicable laws and regulations.

HEDGING PROHIBITIONS

We have implemented robust policies that bar directors, officers and consultants from hedging and pledging our stock. In addition, such persons are prohibited from pledging Company securities as collateral for loans because doing so would be a violation of our Insider Trading Policy. Such persons are also barred from engaging in transactions in publicly-traded options, such as puts and calls, and other

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derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company’s securities. Our policy provides for limited exceptions to the hedging and pledging prohibitions, however they must be approved by a compliance officer, in consultation with the board of directors or an independent committee of the board of directors.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

In February 2021, our board of directors adopted a new compensation policy for our non-employee directors. This policy was developed with input from our compensation committee’s independent compensation consultant, Radford, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward our non-employee directors.

Under this director compensation policy, each non-employee director will receive the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.

The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

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CASH COMPENSATION

The table below presents the total compensation of each of our non-employee directors received during the fiscal year ended December 31, 2021.

Each non-employee director is paid an annal cash retainer of $35,000, prorated from the date of our initial public offering in March 2021. In addition, each non-employee director who serves as Board Chair or chairperson or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:

Chair of the Board	$30,000
Chairperson of the Audit Committee	$15,000
Audit Committee Member	$7,500
Chairperson of the Compensation Committee	$10,000
Compensation Committee Member	$5,000
Chairperson of the Nominating and Corporate Governance Committee	$8,000
Nominating and Corporate Governance Committee Member	$4,000

The above-listed fees for service as chairperson or members of committees are payable in addition to the non-employee director retainer. Each non-employee director who serves as a committee chairperson will receive only the additional annual cash fee as the chairperson of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Employee directors are not compensated for board of directors services in addition to their regular employee compensation. Dr. Koch and Dr. Russell were our only employees who served as directors during 2021.

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EQUITY COMPENSATION

Initial Award. Each person who first becomes a non-employee director after the effective date of the director compensation policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (the Initial Award) of stock options to purchase shares of our common stock with grant date fair value equal to $500,000. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth (1/36th) of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Each non-employee director will receive, on the first trading day immediately after the date of each annual meeting of our stockholders that occurs following the effective date of our non-employee director compensation policy, an annual award (the Annual Award) of stock options to purchase shares of our common stock with grant date fair value equal to $250,000. Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of the Company that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan (2021 Plan) (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of the change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

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DIRECTOR COMPENSATION TABLE

The following table presents the total compensation each of our non-employee directors received during the fiscal year ended December 31, 2021.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)[1]	($)
Peter Thompson, M.D.	56,169	—	56,169
Laura Brege	53,717	—	53,717
Badreddin Edris, Ph.D.	36,257	81,767	118,024
Kenneth Harrison, Ph.D.[2]	—	—	—
Jonathan Root, M.D.	35,779	—	35,779

1.)	The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 2 to our audited financial statements filed on the Annual Report on Form 10-K for 2021. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.
2.)	Dr. Harrison did not receive any cash compensation and did not hold any equity awards as of December 31, 2021.

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Proposal 1: Election of Directors

“FOR” each of the nominees set forth below.
What am I voting on and how should I vote?

You are being asked to elect two (2) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until 2025, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our board of directors well to lead the Company in the best interest of stockholders.

The board of directors therefore recommends you vote “FOR” each of the nominees set forth below.

BOARD SNAPSHOT

INDEPENDENCE	AGE	ETHNIC/ GENDER DIVERSITY

NOMINEES

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Kenneth Harrison, Ph.D. and Alan Russell, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, each of Kenneth Harrison, Ph.D. and Alan Russell, Ph.D. will serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company.

For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Kenneth Harrison, Ph.D. and Alan Russell, Ph.D.

VOTE REQUIRED

The election of directors is by plurality vote. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a withheld vote or a broker non-vote) will not be counted in such

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nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

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Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

“FOR” the ratification of the appointment of _________________ as Edgewise’s independent registered public accounting firm for 2022.
What am I voting on and how should I vote?

You are being asked to ratify the appointment of KPMG, LLP as the company’s independent registered public accounting firm for the fiscal year 2022. Although our governing documents do not require us to submit this matter to stockholders, the board of directors believes that asking stockholders to ratify the appointment of KPMG LLP is consistent with best practices in corporate governance.

We believe that KPMG LLP offers services on par with the best in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The board of directors therefore recommends you vote “FOR” the ratification of the appointment of KPMG LLP as Edgewise’s independent registered public accounting firm for fiscal year 2022.

Our audit committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. KPMG LLP has served as our independent registered public accounting firm since 2020.

Notwithstanding the appointment of KPMG LLP and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG LLP are expected to attend the Annual Meeting in person and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of KPMG LLP, our audit committee may reconsider the appointment of KPMG LLP.

FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2020 and 2021.

2021	2020
(In thousands)

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Audit Fees(1)	$319,233	$179,415
Audit-Related Fees(2)
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$319,233	$179,415

1.)	Audit Fees consisted of professional services performed by KPMG LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering (IPO), which we completed in March 2021.
2.)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
3.)	Tax Fees consist of fees for tax advice, planning, compliance and preparation of original and amended tax returns.
4.)	All Other Fees consist of fees billed for products and services provided by KPMG LLP other than those that meet the other criteria above.

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AUDITOR INDEPENDENCE

In our fiscal year ended December 31, 2021, there were no other professional services provided by KPMG LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services and fees paid to KPMG LLP for our fiscal years ended December 31, 2020 and 2021 were pre-approved by our audit committee.

VOTE REQUIRED

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

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Audit Committee Report

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Edgewise’s financial reporting process, Edgewise’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Edgewise’s financial statements. Edgewise’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Edgewise’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Edgewise’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements with management and KPMG LLP;
●	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
●	received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in Edgewise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Laura Brege (Chairperson)

Kenneth Harrison, Ph.D.

Jonathan Root, M.D.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Edgewise under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Edgewise specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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Executive Officers

The following table sets forth the names and positions of our executive officers and directors and their ages as of April 1, 2022:

Name	Age	Position
Kevin Koch, Ph.D.	61	President, Chief Executive Officer and Director

Alan Russell, Ph.D.	52	Co-Founder, Chief Scientific Officer and Director

R. Michael Carruthers	64	Chief Financial Officer

Behrad Derakhshan, Ph.D.	42	Chief Business Officer

Joanne M. Donovan, M.D., Ph.D.	65	Chief Medical Officer

John R. Moore	57	General Counsel

Biographical data for each of our current executive officers is set forth below, except Dr. Koch’s and Dr. Russell’s biographies, which are included under the heading “Board of Directors and Corporate Governance” above.

R. Michael Carruthers has served as our Chief Financial Officer since September 2020. Mr. Carruthers consulted as Chief Financial Officer of OnKure Therapeutics, Inc., a cancer treatment company, between March 2019 and May 2021, has served on the board of directors of OnKure Therapeutics, Inc. since May 2021, and on the board of Elevation Oncology, a targeted cancer treatment company, since May 2021. Mr. Carruthers previously served as Chief Financial Officer of Brickell Biotech, Inc., a clinical-stage pharmaceutical company focused on treatment of skin diseases, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a clinical-stage pharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, he served as Chief Financial Officer for Array BioPharma Inc. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and an accountant with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago.

Behrad Derakhshan, Ph.D. has served as our Chief Business Officer since September 2020. Previously, Dr. Derakhshan was Chief Business Officer from July 2019 to September 2020 at VectivBio, a clinical-stage, rare disease focused biotechnology company. Prior to joining VectivBio, Dr. Derakhshan was Vice President, Head of Business Development from April 2017 to June 2019 at Therachon, a clinical stage biotechnology company acquired by Pfizer Inc. in 2019. Prior to Therachon, he was a Director from January 2016 to April 2017 at Alexion Pharmaceuticals responsible for Business Development and

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Strategic Evaluation after initially leading the New Products Global Commercial Insights and Analytics team from January 2015 to December 2015. Prior to joining Alexion, Dr. Derakhshan was a management consultant at Navigant Consulting, Inc. and Easton Associates, LLC, international management consulting firms. Dr. Derakhshan conducted his postdoctoral training at the Yale School of Medicine and received his Ph.D. in Biochemistry from a joint program between Weill Cornell Medicine, New York and the University of Surrey, UK. He received a First-Class Honors BSc. with distinction in Biochemistry from the University of Surrey.

Joanne M. Donovan, M.D., Ph.D. has served as our Chief Medical Officer since April 2021. Dr. Donovan has also served as Chief Medical Officer to Astria Therapeutics, Inc., a preclinical stage, rare disease focused pharmaceutical company, from July 2011 to April 2021. Since 1989, she worked as a staff physician at the VA Boston Healthcare System, where she was formerly Chief of Gastroenterology. Dr. Donovan has held an appointment at Harvard Medical School since 1990, most recently as associate clinical professor of medicine. From 1998 to July 2011, Dr. Donovan served in positions of increasing responsibility, ultimately as vice president of clinical development, at Genzyme Corporation, a publicly traded biotechnology company, which she joined through its acquisition of GelTex. Dr. Donovan received a B.S. in chemistry and biology, a M.S. in chemical engineering, and a Ph.D. in medical engineering and medical physics from the Massachusetts Institute of Technology. She completed residency training in internal medicine and a fellowship in gastroenterology at the Brigham and Women's Hospital.

John R. Moore has served as our General Counsel since September 2020. Mr. Moore has also served as counsel to Instil Bio, Inc., a cell therapy company, since July 2020. Mr. Moore was General Counsel and Corporate Secretary from November 2018 to September 2019 at Peloton Therapeutics, Inc., a cancer drug development company acquired by Merck & Co., Inc., a pharmaceutical company. Mr. Moore also provided consulting and legal services to various small companies and non-profit groups from November 2018 to September 2019. Mr. Moore was Vice President and General Counsel from March 2002 to September 2017 and Corporate Secretary from October 2002 to September 2017 at Array BioPharma Inc. Prior to Array, Mr. Moore was an attorney at Wilson Sonsini Goodrich & Rosati, P.C., Kenyon & Kenyon LLP and Arnold White & Durkee P.C. He previously served on the board of directors of Nivalis Therapeutics, Inc. from February 2012 to July 2017. Mr. Moore received a B.S. in chemistry from the University of North Carolina at Chapel Hill, a M.S. in biochemistry from the University of Illinois at Urbana-Champaign and a J.D. from the University of North Carolina at Chapel Hill School of Law.

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Executive Compensation

HOW COMPENSATION IS DETERMINED

Role of Chief Executive Officer

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Role of Compensation Committee

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021, our compensation committee retained Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of our compensation committee. Our compensation committee engaged Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

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SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2020, and December 31, 2021:

				Non-Equity
			Option	Incentive Plan	All Other
Name and		Salary	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)
Kevin Koch, Ph.D.	2021	524,500	4,273,240	316,250	4,583	5,118,573
President and	2020	425,000	1,010,038	255,000	—	1,690,038
Chief Executive Officer

Joanne M. Donovan, M.D., Ph.D.	2021	308,523	4,716,469	141,214	3,750	5,169,956
Chief Medical Officer	2020	—	—	—	—	—

Behrad Derakhshan, Ph.D.	2021	388,194	1,495,535	184,000	3,333	2,071,062
Chief Business Officer	2020	110,833	330,072	36,318	—	477,224

1.)	The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.
2.)	The 2020 amounts disclosed represent a bonus under our 2020 bonus plan based upon the achievement of company objectives for the year ended December 31, 2020, which was paid in 2021. The 2021 amounts disclosed represent a bonus under our 2021 bonus plan based upon the achievement of company objectives for the year ended December 31, 2021, which were paid in the first quarter of 2022. Our bonus plans are more fully described below under the section titled “Non-equity incentive plan compensation”.
3.)	Dr. Donovan joined the Company in 2021 so she did not receive compensation in 2020.

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OUTSTANDING EQUITY AWARDS

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option
		Options	Options	Exercise	Option
	Grant	Exercisable	Unexercisable	Price	Expiration
Name	Date(1)	(#)	(#)	($)(2)	Date
Kevin Koch	8/9/2017(3)	51,180	—	0.18	8/8/2027
	11/16/2018(4)	110,916	67,794	0.45	11/15/2028
	11/15/2019(5)	227,939	263,925	0.64	11/14/2029
	9/2/2020(6)	118,830	261,444	0.71	9/1/2030
	12/16/2020(7)	166,080	498,212	1.93	12/15/2030
	8/17/2021(8)	33,333	366,667	16.38	8/17/2031

Joanne M. Donovan	4/30/2021(9)	—	160,000	28.64	4/30/2031
	8/17/2021(8)	13,333	146,667	16.38	8/17/2031

Behrad Derakhshan	9/22/2020(10)	90,049	198,114	0.71	9/21/2030
	12/16/2020(7)	38,759	116,258	1.93	12/15/2030
	8/17/2021(8)	11,666	128,334	16.38	8/17/2031

1.)	Each of the outstanding options to purchase shares of our common stock granted between August 9, 2017 through February 4, 2021, inclusive, was granted pursuant to our 2017 Equity Incentive Plan, as amended. Each of the outstanding options to purchase shares of our common stock granted since April 30, 2021, inclusive, was granted pursuant to our 2021 Equity Incentive Plan, as amended.
2.)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors, for stock options granted through February 4, 2021. For stock options granted on or after March 24, 2021 the price in this column is the Nasdaq stock closing price on the date of grant.
3.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after June 13, 2017, subject to the named executive officer’s rendering at least four days per week of services to us during each such month.
4.)	The option vests as to 1/4th of the shares of our common stock underlying it on November 2, 2019, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.
5.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning November 16, 2019, subject to the named executive officer’s continued service through each vesting date.
6.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning October 2, 2020, subject to the named executive officer’s continued service through each vesting date.

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7.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning January 3, 2021, subject to the named executive officer's continued service through each vesting date. In the event that the named executive officer’s employment is terminated without “cause,” the named executive officer has terminated his services for “good reason,” or we undergo a “change of control” (as such terms are defined in the option agreement), then the shares that would have vested during the 12 month period immediately following the effective date of such termination or change of control will become vested upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer. Additionally, in the event that the Company undergoes a change of control, and upon or within 30 days prior to or within 12 months after such change of control, the named executive officer is terminated without cause or terminates his services for good reason, then upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer, 100% of the then-unvested shares underlying the option will be deemed exercisable and no longer subject to vesting requirements.
8.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning September 17, 2021, subject to the named executive officer’s continued service through each vesting date.
9.)	The option vests as to 1/4th of the shares of our common stock underlying it on April 26, 2022, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.
10.)	The option vests as to 1/4th of the shares of our common stock underlying it on September 1, 2021, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

EMPLOYMENT ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into an employment offer letter agreement with each of our named executive officers in connection with his employment with us. These offer letters provide for “at will” employment.

KEVIN KOCH, PH.D.

We have entered into a confirmatory employment letter with Dr. Koch, our President and Chief Executive Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Koch’s current annual base salary is $572,000 and his annual target bonus is 50% of his annual base salary.

JOANNE DONOVAN, M.D., PH.D.

We have entered into a confirmatory employment letter with Dr. Donovan, our Chief Medical Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Donovan’s current annual base salary is $468,000 and her annual target bonus is 40% of her annual base salary.

BEHRAD DERAKHSHAN, PH.D.

We have entered into a confirmatory employment letter with Dr. Derakhshan, our Chief Business Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Derakhshan’s current annual base salary is $416,000 and his annual target bonus is 40% of his annual base salary.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

In February 2021, our board of directors adopted an Executive Change in Control and Severance Plan (Executive Severance Plan) pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from Radford regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. The Executive Severance Plan will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement.

Each of our named executive officers has signed a participation agreement under our Executive Severance Plan providing for the rights to the applicable payments and benefits described below.

In the event of an “involuntary termination” of the employment of a named executive officer, which generally includes a termination of employment by the named executive officer for “good reason” or by us for a reason other than “cause,” the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:

●	a lump sum payment equal to nine months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 12 months in the case of Dr. Koch;
●	continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of nine months, or 12 months in the case of Dr. Koch; and
●	accelerated vesting of a number of shares that would have vested in the 12 months following such termination with respect to, in the case of Mr. Carruthers, the first equity award granted to him in connection with the commencement of his employment with the Company, and, in the case of Drs. Koch and Russell, certain specified equity awards, and provided further that, in the case of Drs. Koch and Russell, a termination of employment by each such individual for good reason will be treated as a qualifying termination for the purposes certain specified equity awards.

If such involuntary termination occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:

●	a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 18 months in the case of Dr. Koch;

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●	a lump sum payment equal to such named executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Koch;
●	continued health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Koch; and
●	100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as compliance with certain non-solicitation and non-disparagement provisions during the period that is 12 months following the named executive officer’s termination of employment and continued compliance with the invention assignment and confidentiality agreement applicable to the named executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (Code) and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

401(K) PLAN

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

NON-EQUITY INCENTIVE PLAN COMPENSATION

In February 2021, our board of directors adopted the Executive Incentive Compensation Plan (Incentive Compensation Plan). Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee.

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Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project, function or portfolio-specific milestones, license or research collaboration agreements, capital raising, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

The compensation committee of our board of directors administers our Incentive Compensation Plan and may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. The compensation committee may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the compensation committee determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Our board of directors and our compensation committee will have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2021.

Securities
	Number of		Remaining Available for
	Securities to be	Weighted Average	Future Under
	Issued upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (excluding
	Options, Awards,	Options, Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,590,726	$5.98	3,496,689
Equity compensation plans not approved by security holders(2)	1,795,880	$0.18	—
Total	9,386,606		3,496,689

1.)	Includes the following plans: the 2021 Plan, the 2017 Equity Incentive Plan (2017 Plan) and the 2021 Employee Stock Purchase Plan (2021 ESPP). Our 2021 Plan provides that on January 1st of each fiscal year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the lesser of (i) 5,040,000 shares; (ii) 5.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as the plan administrator may determine. Our 2021 ESPP provides that on January 1st of each fiscal year commencing with the fiscal year following the fiscal year in which the first enrollment date under the 2021 ESPP (if any) occurs, the number of shares authorized for issuance under the 2021 ESPP is automatically increased by a number equal to the lesser of (i) 1,008,000 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the plan administrator may determine.
2.)	Relates to options granted by the Company to Alan Russell on September 19, 2017.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of April 1, 2022 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 49,556,306 shares of our common stock outstanding as of April 1, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2022, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Edgewise Therapeutics, Inc., 3415 Colorado Avenue, Boulder, Colorado 80303.

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	Shares beneficially owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
OrbiMed Advisors LLC(1)	13,944,680	28.14
Novo Holdings A/S(2)	5,587,207	11.27
Deerfield Management IV, LP(3)	3,933,137	7.94
Cormorant Global Healthcare Master Fund, LP(4)	3,565,901	7.20
Viking Global Investors LP(5)	2,727,249	5.50
RA Capital Management, LP(6)	2,613,623	5.27
FMR, LLC(7)	2,500,099	5.04
Named Executive Officers and Directors
Kevin Koch, Ph.D.(8)	1,288,328	2.60
Joanne M. Donovan, M.D., Ph.D.(9)	73,333	0.15
Behrad Derakhshan, Ph.D.(10)	202,693	0.41
Peter Thompson, M.D.(1)	13,944,680	28.14
Laura Brege(11)	88,636	0.18
Badreddin Edris, Ph.D.(12)	116,538	0.24
Kenneth Harrison, Ph.D.	—	—
Jonathan Root, M.D.(13)	15,625	0.03
All directors and executive officers as a group (11 Persons)(14)	18,360,728	37.05

1.)	Consists of (i) 13,046,956 shares held by OrbiMed Private Investments VI, LP (OPI VI), (ii) 272,724 shares held by OrbiMed Genesis Master Fund, L.P. (Genesis Master Fund) and (iii) 265,625 shares held by OrbiMed Capital LLC as investment advisor to BIOG. Dr. Thompson is an employee of OrbiMed Advisors LLC (OrbiMed Advisors), and a member of our board of directors. OrbiMed Capital GP VI LLC (OrbiMed GP VI) is the general partner of OPI VI and OrbiMed Advisors is the managing member of OrbiMed GP VI. OrbiMed Genesis GP LLC (Genesis GP) is the general partner of Genesis Master Fund and OrbiMed Advisors is the managing member of Genesis GP. By virtue of such relationships, OrbiMed GP VI, Genesis GP, and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and Genesis Master Fund and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Capital LLC is the investment advisor to BIOG, a publicly-listed investment trust and may be deemed to have voting and investment power over the securities held by BIOG. OrbiMed Advisors and OrbiMed Capital LLC exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI and Genesis Master Fund. The business address of OPI VI, Genesis Master Fund and OrbiMed Capital LLC is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
2.)	Consists of 5,587,207 shares held by Novo Holdings A/S (Novo). The board of directors of Novo (the Novo Board) has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Dr. Harrison, a member of our board of directors, is employed as a partner at Novo Ventures (US), Inc., which provides certain consultancy services to Novo, and Dr. Harrison is not deemed to have beneficial ownership of the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.
3.)	Consists of 3,933,137 shares held by Deerfield Private Design Fund IV, L.P. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Private Design Fund IV L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt IV, L.P., Deerfield Management Company, L.P. and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV, L.P. The address of Deerfield Private Design Fund IV, L.P. is 345 Park Ave. South, 12th Floor, New York, New York 10010.
4.)	Consists of (i) 2,696,783 shares held by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and (ii) 851,992 shares held by Cormorant Private Healthcare Fund III, LP. (“Fund III”). Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP III, LLC serve as the general partners of the Master Fund and Fund III, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master and Fund III. Bihua Chen serves as the managing member

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of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP III, LLC and the general partner of Cormorant Asset Management, LP and may be deemed to have voting and investment control over the shares held by the Master Fund and Fund III. The address of these entities is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
5.)	Consists of 2,727,249 shares held by Viking Global Opportunities Illiquid Investments Sub-Master LP (Opportunities Fund). The Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (Opportunities GP), and by Viking Global Investors LP (VGI), which provides managerial services to the Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and the Opportunities GP, have shared authority to direct the voting and disposition of investments beneficially owned by the Opportunities Fund and the Opportunities GP. The business address of each of the entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, CT 06830.
6.)	Consists of (i) 2,334,565 shares held by RA Capital Healthcare Fund, L.P. (the “Fund”) and (ii) 279,058 shares held by RA Capital Nexus Fund II, L.P. (the “Nexus Fund II”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are control persons and may be deemed to share voting and investment control over the shares held by the Fund and the Nexus Fund II. The address of these entities is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
7.)	Consists of 2,500,099 shares held by various entities affiliated with FMR LLC (FMR). FMR may be deemed to be the beneficial owner of these shares and exercises shared voting and investment control over the shares with each of the entities. FMR has the sole voting and dispositive power over 2,500,099 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co.), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Board of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.
8.)	Consists of (i) 259,554 shares held by KTK Family Enterprises, LLC, of which Dr. Koch is the Managing Director, (ii) 26,410 shares held by Adrienne R. Koch Heritage Trust of which Dr. Koch is a trustee, (iii) 26,410 shares held by Matthew K. Koch Heritage Trust of which Dr. Koch is a trustee, (iv) 26,410 shares held by Nicole M. Soldow Heritage Trust of which Dr. Koch is a trustee, and (v) 949,544 shares issuable pursuant to outstanding options held directly by Dr. Koch, exercisable within 60 days of April 1, 2022.
9.)	Consists of 73,333 shares issuable pursuant to outstanding options held directly by Dr. Donovan, exercisable within 60 days of April 1, 2022.
10.)	Consists of (i) 1,470 shares directly held by Dr. Derakhshan and (ii) 201,223 shares issuable pursuant to outstanding options held directly by Dr. Derakhshan, exercisable within 60 days of April 1, 2022.
11.)	Consists of 88,636 shares issuable pursuant to outstanding options directly held by Ms. Brege which are exercisable prior to vesting, 41,854 of which are vested and exercisable within 60 days of April 1, 2022, 46,782 of which may be repurchased by us, if exercised, at the original exercise price.
12.)	Consists of 19,820 shares held directly by Dr. Edris and 96,718 shares issuable pursuant to outstanding options exercisable within 60 days of April 1, 2022, 38,787 shares which may be repurchased by us, if exercised, at the original exercise price.
13.)	Consists of 15,625 shares held directly by Dr. Root.
14.)	Consists of (i) 14,506,888 shares beneficially owned by our current executive officers and directors and (ii) 3,853,840 shares subject to outstanding options exercisable within 60 days of April 1, 2022.

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Certain Relationships and Related Party Transactions

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, the following is a description of each transaction since the beginning of the last fiscal year and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or exceeds $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

CONVERTIBLE PREFERRED STOCK OFFERINGS

In August 2020, we issued and sold an aggregate of 6,527,654 shares of our Series B-2 convertible preferred stock at a purchase price of $3.841 per share for an aggregate purchase price of $25.1 million.

In December 2020, we issued and sold an aggregate of 12,954,423 shares of our Series C convertible preferred stock at a purchase price of $7.333 per share for an aggregate purchase price of approximately $95.0 million.

Purchasers of our Series A, Series B-1, Series B-2 and Series C convertible preferred stock include venture capital funds that beneficially own more than 5% of our outstanding capital stock and/or are represented on our board of directors. The following tables present the number of shares and the total purchase price paid by these entities since January 1, 2018.

SERIES B-2 CONVERTIBLE PREFERRED STOCK

		Total
	Shares of	Series B-2
	Series B-2	Convertible
	Convertible	Preferred Stock
	Preferred Stock	Purchase Price
Investor	(#)	($)
Novo Holdings A/S(1)	1,952,439	$7,500,000
U.S. Venture Partners XI, L.P.(2)	1,366,707	$5,250,000
Deerfield Private Design Fund IV, L.P.	1,301,626	$5,000,000
OrbiMed Private Investments IV, LP(3)	1,301,626	$5,000,000

1.)	Kenneth Harrison, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US) Inc., which provides consulting services to Novo Holdings A/S.

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2.)	Jonathan Root, M.D., a member of our board of directors, is a managing member of Presidio Management Group IX, L.L.C., which is the general partner of U.S. Venture Partners XI, L.P.
3.)	Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is a venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP.

SERIES C CONVERTIBLE PREFERRED STOCK

		Total
	Shares of	Series C
	Series C	Convertible
	Convertible	Preferred Stock
	Preferred Stock	Purchase Price
Investor	(#)	($)
Viking Global Opportunities Illiquid Investments Sub-Master LP	2,727,249	$20,000,000
Entities affiliated with OrbiMed Advisors LLC(1)	1,941,074	$14,234,675
Novo Holdings A/S(2)	650,328	$4,769,115
U.S. Venture Partners XI, L.P.(3)	455,229	$3,338,380

1.)	Peter Thompson, Ph.D., who is the chairman of our board of directors, is an employee of OrbiMed Advisors LLC. Kevin Koch, Ph.D., who is our Chief Executive Officer and member of our board of directors, is venture partner of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC, which is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC is also the managing member of OrbiMed Genesis GP LLC, which is the general partner of OrbiMed Genesis Master Fund, L.P.
2.)	Kenneth Harrison, Ph.D., a member of our board of directors, is employed as a partner at Novo Ventures (US) Inc., which provides consulting services to Novo Holdings A/S.
3.)	Jonathan Root, M.D., a member of our board of directors, is a managing member of Presidio Management Group XI, L.L.C., which is the general partner of U.S. Venture Partners XI, L.P.

INITIAL PUBLIC OFFERING

In connection with our IPO, certain of our related parties purchased shares of our common stock from the underwriters at the IPO price of $16.00 per share, and on the same terms as other investors in our IPO. The following table summarizes purchases of shares of our common stock in our IPO by our related parties:

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	Shares of	Total
	Common Stock	Purchase Price
Related Party	(#)	($)
Cormorant Global Healthcare Master Fund, LP	1,250,000	$20,000,000
RA Capital Management, LP	1,250,000	$20,000,000
Fidelity Management	1,250,000	$20,000,000
Deerfield Management IV, LP	625,000	$10,000,000
Viking Global Investors LP	625,000	$10,000,000
OrbiMed Advisors LLC	625,000	$10,000,000
Novo Holdings A/S	625,000	$10,000,000
Jonathan Root, M.D.	15,625	$250,000

INVESTORS’ RIGHTS AGREEMENT

We are party to an investors’ rights agreement, as amended, with certain holders of our capital stock, including entities affiliated with OrbiMed Private Investments VI, LP, Novo Holdings A/S, Deerfield Private Design Fund IV, L.P. and Viking Global Opportunities Illiquid Investments Sub-Master LP. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

INDEMNIFICATION AGREEMENTS

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

RELATED PARTY TRANSACTION POLICY

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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Questions and Answers About the Meeting

WHY AM I RECEIVING THESE MATERIALS?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 23, 2022 at 11:00 am Mountain Time.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying Notice of Annual Meeting and form of proxy, and our annual report, is first being sent or given on or about May 2, 2022 to all stockholders of record as of April 27, 2022. The proxy materials and our annual report can be accessed as of May 2, 2022 by visiting investors.edgewisetx.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our common stock as of the close of business on April 27, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 49,575,689 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

DO I NEED TO DO ANYTHING IN ADVANCE IF I PLAN TO ATTEND THE ANNUAL MEETING IN PERSON?

If you are a stockholder of record, you do not need to do anything in advance to attend or vote at the Annual Meeting in person. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, as well as proof of share ownership. If you are a beneficial owner, you must bring a legal proxy from the organization that holds your shares in order to vote your shares at the Annual Meeting in person. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

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WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

HOW DO I VOTE AND WHAT ARE THE VOTING DEADLINES?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm Eastern Daylight Time, on June 22, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

VIA THE INTERNET

by toll-free telephone at (800) 690-6903, 24 hours a day, 7 days a week, until 11:59 pm Eastern Daylight Time, on June 22, 2022 (have your Notice of Internet Availability or proxy card in hand when you call); or

BY TELEPHONE

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by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting
BY MAIL

If you plan to attend the Annual Meeting at 1881 9th Street Ste 110, Boulder, CO 80302, you may vote in person during the Annual Meeting. Please bring your Notice of Internet Availability or proxy card.

AT THE MEETING

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

●	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
●	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
●	delivering a written notice of revocation to our Corporate Secretary at Edgewise Therapeutics, Inc., 3415 Colorado Avenue, Boulder, Colorado 80303, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or
●	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If you are a beneficial owner stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

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WHAT IS THE EFFECT OF GIVING A PROXY?

Proxies are solicited by and on behalf of our board of directors. Kevin Koch, the Company’s Chief Executive Officer, Michael Carruthers, the Company’s Chief Financial Officer and John R. Moore, the Company’s General Counsel have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

WHY DID I RECEIVE A NOTICE INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

HOW CAN I CONTACT EDGEWISE’S TRANSFER AGENT?

You may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (844) 998-0339, or by writing Broadridge Corporate Issuer Solutions, Inc., at PO Box 1342, Brentwood, New York 11717. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at shareholder.broadridge.com/bcis/.

WHO WILL COUNT THE VOTES?

Broadridge Corporate Issuer Solutions, Inc. will tabulate the votes and John R. Moore as Secretary of the company will act as inspector of election.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

●	Proposal No. 1: The election of two Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may vote FOR or WITHHOLD for each of the nominees. Any shares not voted FOR

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a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
●	Proposal No. 2: The ratification of the appointment of KPMG LLP requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.

HOW ARE PROXIES SOLICITED FOR THE ANNUAL MEETING AND WHO IS PAYING FOR SUCH SOLICITATION?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE NOTICE?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Edgewise or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who

EDGEWISE THERAPEUTICS	45

participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Edgewise Therapeutics, Inc.
Attention: Investor Relations
3415 Colorado Avenue
Boulder, Colorado 80303
Tel: (720) 262-7002

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Other Matters

Our board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies

AVAILABILITY OF BYLAWS

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2023 ANNUAL MEETING

Our nominating and corporate governance committee considers recommendations and nominations for candidates to the board of directors from stockholders so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable Company policies and all applicable laws, rules and regulations, and in the same manner as candidates recommended to our nominating and corporate governance committee from other sources. Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to the Secretary of the Company. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate. Following verification of the stockholder status of the person submitting the recommendation and verification that all requirements have been met, all properly submitted recommendations will be promptly brought to the attention of the nominating and corporate governance committee.

If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our Corporate Secretary at our principal executive offices on or before January 2, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Edgewise Therapeutics, Inc.
Attention: Corporate Secretary
3415 Colorado Avenue
Boulder, CO 80303

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Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our Corporate Secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our principal executive offices:

●	no earlier than 8:00 a.m., local time, on February 23, 2023; and
●	no later than 5:00 p.m., local time, on March 25, 2023.

In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our Corporate Secretary at our principal executive offices:

●	no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2023 annual meeting; and
●	no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

FISCAL YEAR 2021 ANNUAL REPORT AND SEC FILINGS

Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at investors.edgewisetx.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Edgewise Therapeutics, Inc., 3415 Colorado Avenue, Boulder, CO 80303, Attention: Investor Relations.

COMPANY WEBSITE

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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VIEW MATERIALS & VOTE w SCAN TO EDGEWISE THERAPEUTICS, INC. ATTENTION: SECRETARY 3415 COLORADO AVE BOULDER, CO 80303 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86048-P71322 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EDGEWISE THERAPEUTICS, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The board of directors recommends you vote "FOR ALL" directors and "FOR" Proposal 2. ! ! ! 1. Elect the directors named in the attached Proxy Statement to serve until the 2025 Annual Meeting of Stockholders. Nominees: 01) Kenneth Harrison, Ph.D. 02) Alan Russell, Ph.D. For Against Abstain ! ! ! 2. Ratify the selection of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR ALL" on Proposal 1 and "FOR" Proposal 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D86049-P71322# EDGEWISE THERAPEUTICS, INC. 2022 Annual Meeting of Stockholders June 23, 2022 11:00 am MDT This proxy is solicited by the board of directors The stockholder(s) hereby appoint(s) Kevin Koch, Michael Carruthers and John R. Moore, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Edgewise Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am MDT on June 23, 2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations. Continued and to be signed on reverse side